UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Greenwich Avenue, 2nd Floor

Greenwich, CT, 06830

(Address of principal executive offices including Zip Code)

(203) 900-2100

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2016, Full Circle Capital Corporation (the “Company”) and Great Elm Capital Corp., a Maryland corporation (“GECC”) entered into a definitive merger agreement (the “Merger Agreement”) under which the Company will merge with and into GECC, with GECC as the surviving corporation (the “Merger”).  Concurrently with the execution of the Merger Agreement, GECC, Great Elm Capital Group, Inc. (“Great Elm”) and certain investment funds (the “Funds”) managed by MAST Capital Management, LLC (“MAST”) entered into a subscription agreement (the “Subscription Agreement”). Pursuant to the Subscription Agreement, (i) Great Elm has contributed $30 million in cash to GECC in exchange for shares of GECC's common stock and (ii) the Funds have agreed to contribute an investment portfolio, presently valued at approximately $90 million, also in exchange for shares of GECC's common stock. The contribution of the investment portfolio will occur prior to the closing of the Merger. When the Merger becomes effective, GECC, as the surviving corporation (the “Surviving Corporation”), will be externally managed by Great Elm Capital Management, Inc. (“GECM”), pursuant to a new investment advisory agreement. GECM will be owned by Great Elm. Great Elm has advised the Company that GECM will employ substantially all of the investment and back office personnel of MAST. The obligations of the parties to the Merger Agreement and the Subscription Agreement are subject to various conditions. The Company has entered into an agreement (the “Termination Agreement”) with Full Circle Advisors, LLC, its manager (the “Manager”) and Full Circle Service Company, LLC, its administrator (the “Administrator”), providing for the future termination of the Company's existing investment advisory agreement dated July 13, 2010 and administration agreement dated July 14, 2010, as required under the Merger Agreement.

Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) the Company will merge with and into GECC with GECC continuing as the Surviving Corporation. In the Merger, all of the Company’s outstanding shares of common stock will be converted into shares of the Surviving Corporation's common stock. The amount of Surviving Corporation common stock to be received by the Company’s stockholders will be derived from an exchange ratio (the "Exchange Ratio") which will be calculated based on the Company’s net asset value as of the month-end preceding the date on which the definitive proxy statement relating to the Merger is mailed to the Company’s stockholders, subject to adjustments as described below.

Pursuant to the Merger Agreement, the Company will declare and pay a special cash distribution to the Company’s stockholders of record as of the close of business on the day on which the Merger becomes legally effective. The amount of the special cash distribution will be $5 million plus undistributed earnings through the effective time of the Merger. The amount of the special cash distribution will be deducted from the net asset value of the Company that is used to calculate the Exchange Ratio. The Merger Agreement provides for the special cash distribution to be paid to the Company’s stockholders at the same time they receive their shares of common stock in the Surviving Corporation.

The closing of the Merger is subject to the satisfaction of customary closing conditions, including, among others, the registration and listing of the shares of common stock of the Surviving Corporation that will be issued in the Merger and the approval of the Merger by the holders of a majority of the outstanding shares of the common stock of the Company (the "Company Stockholder Approval").

The Merger Agreement contains customary representations, warranties and covenants of each party, including covenants providing for the Company and GECC (i) to conduct their respective businesses in all material respects in the ordinary course of business and in a manner consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain kinds of transactions during such period, and (iii) only with respect to the Company, to convene and hold a meeting of its stockholders to consider and vote upon the approval of the Merger.

The Merger Agreement contains a customary “no-shop” provision which prohibits the Company and its subsidiaries from engaging in certain actions with respect to any other offer or proposal relating to an acquisition, merger or business combination resulting in ownership of more than 25% of the Company or the Company’s assets (an “Acquisition Proposal”). Subject to certain exceptions, the Company may not: (i) initiate, solicit or knowingly encourage any inquiries with respect to any Acquisition Proposal; (ii) engage in negotiations or discussions that reasonably could be expected to lead to an Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or any similar agreement relating to any Acquisition Proposal.

The “no shop” provision is subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with any third party making an Acquisition Proposal if the Company's board of directors determines in good faith, after consultation with counsel and its financial advisor, that such third party is reasonably likely to submit a Superior Proposal. A “Superior Proposal” is a bona fide proposal in writing relating to an acquisition, merger or business combination resulting in ownership of more than 50% of the Company or the Company’s assets that is reasonably likely to be consummated and which has terms more favorable to the Company and its stockholders from a financial point of view than those set forth in the Merger Agreement and related documents.

At any time prior to obtaining the Company Stockholder Approval, subject to certain conditions, the Company’s board of directors may endorse the Superior Proposal and may change its recommendation regarding the Merger if the board of directors has determined in good faith (after consultation with counsel) that the failure to take action would be inconsistent with the directors’ fiduciary duties. Any such action can be taken only after giving three business days advance notice to GECC and during those three business days the Company must negotiate with GECC (if GECC wishes to negotiate) to adjust the terms and conditions of the Merger Agreement to make them at least as favorable to the Company's stockholders as the Superior Proposal.

The Merger Agreement contains certain termination rights for both the Company and GECC, including if the Merger is not completed on or before October 31, 2016 (subject to extension under certain circumstances), or if the Company Stockholder Approval is not obtained. In the event of a termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement by the Company to enter into a definitive agreement with respect to a Superior Proposal or termination by GECC as a result of a change of recommendation by the Company’s board of directors, the Company will be required to pay GECC a termination fee of $3 million. Additionally, in the event that the Company Stockholder Approval is not obtained and a proposal for a business combination with a third party or an acquisition by a third party of 50% of more of the shares or assets of the Company (each, an “Alternative Transaction”) has been publicly announced and not withdrawn, upon termination of the Merger Agreement by the Company or GECC, the Company will be required to reimburse GECC for its out of pocket expenses, up to a maximum of $1 million (the "Expense Reimbursement"). If the Company enters into a definitive agreement for one or more Alternative Transactions within 12 months after termination of the Merger Agreement, the Company will be required to pay GECC a termination fee of $3 million, less the Expense Reimbursement.

This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates.

The representations and warranties of each of the parties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (ii) are subject to the materiality standards contained in the Merger Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Subscription Agreement

Pursuant to the Subscription Agreement, Great Elm has contributed $30 million in cash to GECC in return for shares of GECC common stock, and the Funds will contribute an investment portfolio, presently valued at approximately $90 million, to GECC in exchange for shares of GECC's common stock. The Company is not a party to the Subscription Agreement but it is a third party beneficiary of that Agreement.

The Subscription Agreement also provides that, prior to the consummation of the Merger, GECC and GECM will enter into an investment management agreement and an administration agreement pursuant to which the GECM will provide services to the Surviving Corporation. The agreed form of each of these agreements is included as an annex to the Subscription Agreement attached hereto as Exhibit 2.2.

The Subscription Agreement contains customary representations, warranties and covenants of each party, including covenants providing for GECC to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger.

The Subscription Agreement contains an indemnification provision that provides for indemnification by MAST and Great Elm of the Company, the Manager, the Administrator and certain persons affiliated with each of them, for losses arising from any action or claim by a MAST Investor (as defined in the Subscription Agreement) alleging breach of a fiduciary duty or other obligation of MAST relating to the transactions contemplated by the Subscription Agreement or the related compensation of MAST.

This summary description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference. The Subscription Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates.

The representations and warranties of each of the parties set forth in the Subscription Agreement have been made solely for the benefit of the other parties to the Subscription Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Subscription Agreement, (ii) are subject to the materiality standards contained in the Subscription Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Subscription Agreement or such other date as is specified in the Subscription Agreement.

Termination Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Termination Agreement with the Manager and the Administrator, pursuant to which the Manager has agreed that, at the effective time of the Merger, the investment advisory agreement dated July 13, 2010 will terminate and the Administrator has agreed the administration agreement dated July 14, 2010 will be terminable after the Merger in accordance with the terms described in the Merger Agreement.

This summary description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of June 23, 2016, by and between Full Circle Capital Corporation and Great Elm Capital Corp.*

2.2	Subscription Agreement, dated as of June 23, 2016, by and among Great Elm Capital Corp., Great Elm Capital Group, Inc. and the investment funds signatory thereto*

10.1	Termination Agreement, dated as of June 23, 2016, by and among Full Circle Capital Corporation, Full Circle Advisors, LLC and Full Circle Service Company, LLC

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Important Information for Investors and Stockholders

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the transactions referred to in this material, GECC expects to file a registration statement on Form N-14 with the Securities and Exchange Commission ("SEC") containing a preliminary proxy statement of the Company that also constitutes a preliminary prospectus of GECC. After the registration statement is declared effective, the Company will mail a definitive proxy statement-prospectus to stockholders of the Company. This material is not a substitute for the proxy statement/prospectus or registration statement to which it pertains or for any other document that GECC or the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by GECC or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's website at ir.fccapital.com or by contacting the Company at 203-900-2100.

The Company, MAST and Great Elm and their respective directors and their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is contained in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on October 28, 2015 and in its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Information about the directors and executive officers of Great Elm is contained its proxy statement which was filed with the SEC on April 21, 2016. Information about the members, managers, officers and employees of MAST that may be engaged in the solicitations will be contained in the proxy statement for a special meeting of Company stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement, prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and the business of the combined company including statements regarding the expected timetable for completing the merger, benefits of the transaction, statements regarding the combined company, its investment plans, policies and expected results and any other statements regarding the Company’s, MAST’s, Great Elm’s and the combined company’s expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "target," "opportunity," "tentative," "positioning," "designed," "create," "seek," "would," "could", "potential," "continue," "ongoing," "upside," "increases," and "potential," and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the failure to receive, on a timely basis or otherwise, the required approvals by the Company and the Company's stockholders, governmental or regulatory agencies and third parties; the combined company’s ability to achieve the synergies, recurring net investment income and value creation contemplated by the proposed transactions; uncertainty as to whether the combined company will be able to perform as well as funds managed by MAST; uncertainty as to the integration, prospects, distributions and investment performance of the combined company; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger; the impact of legislative, regulatory and competitive changes; and the diversion of management time on transaction-related issues. There can be no assurance that the merger will in fact be consummated. Additional information concerning these and other factors can be found in GECC’s registration statement and proxy/prospectus (when filed) as well as in the Company’s and Great Elm’s respective filings with the SEC, including Great Elm’s (filed as Unwired Planet’s) April 2016 proxy statement. Each of the Company, MAST, Great Elm and GECC assume no obligation, and expressly disclaim any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL CIRCLE CAPITAL CORPORATION
(Registrant)

Dated: June 27, 2016	By:	/s/ Michael J. Sell
	Name:	Michael J. Sell
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of June 23, 2016, by and between Full Circle Capital Corporation and Great Elm Capital Corp.*

2.2	Subscription Agreement, dated as of June 23, 2016, by and among Great Elm Capital Corp., Great Elm Capital Group, Inc. and the investment funds signatory thereto*

10.1	Termination Agreement, dated as of June 23, 2016, by and among Full Circle Capital Corporation, Full Circle Advisors, LLC and Full Circle Service Company, LLC

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.